                                                              File No. 000-21515


                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                     FORM 8-A/A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                            American Medserve Corporation

--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


              Delaware                                  36-3925637
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

      184 Shuman Blvd., Suite 200
         Naperville, Illinois                             60563
----------------------------------------    ------------------------------------
(Address of principal executive offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                   Name of each exchange on which
        to be so registered                   each class is to be registered

              None                                        None
   -----------------------------            ----------------------------------


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(g) of the Act:

                                    Common Stock,
                               $.01 par value per share

--------------------------------------------------------------------------------
                                   (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The description (the "Description") of the Registrant's Common Stock, par value $.01 per share, is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-11667) filed with the Securities and Exchange Commission (the "Commission") on September 10, 1996, as amended by Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on October 8, 1996 (as so amended, the "Registration Statement"), which description is incorporated herein by reference. Any subsequent amendment filed which amends the Description, and any description of the Common Stock appearing under the caption "Description of Capital Stock" in any Prospectus relating to the Registration Statement filed pursuant to any subsequent amendment or filed pursuant to Rule 424(b) under the Securities of 1933, as amended, are deemed to be incorporated herein by reference.

    There is no established public trading market for the Common Stock. Application has been made for listing of the Common Stock on the Nasdaq National Market.

ITEM 2.  EXHIBITS

    1.   Specimen of Common Stock Certificate.

    2. Amended and Restated Certificate of Incorporation of American Medserve Corporation ("Amended and Restated Certificate") is set forth as
         Exhibit 3.1 to the Registration Statement and is incorporated herein by reference. Any subsequent amendment filed which amends the Amended and Restated Certificate set forth as Exhibit 3.1 to the Registration Statement is deemed to be incorporated herein by reference.

    3. Amended and Restated By-laws of American Medserve Corporation ("Amended and Restated By-laws") are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference. Any subsequent amendment filed which amends the Amended and Restated By-laws set forth as Exhibit 3.2 to the Registration Statement is deemed to be incorporated herein by reference.

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  November 5, 1996               AMERICAN MEDSERVE CORPORATION


                                       By:    /s/ Charles R. Wallace
                                          -------------------------------------
                                            Charles R. Wallace
                                            Vice President - Finance and
                                            Chief Financial Officer

                                    EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

  1.     Specimen of Common Stock Certificate.

  2. Amended and Restated Certificate of Incorporation of American Medserve Corporation ("Amended and Restated Certificate") is set forth as
         Exhibit 3.1 to the Registration Statement and is incorporated herein by reference. Any subsequent amendment filed which amends the Amended and Restated Certificate set forth as Exhibit 3.1 to the Registration Statement is deemed to be incorporated herein by reference.

  3. Amended and Restated By-laws of American Medserve Corporation ("Amended and Restated By-laws") are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference. Any subsequent amendment filed which amends the Amended and Restated By-laws set forth as Exhibit 3.2 to the Registration Statement is deemed to be incorporated herein by reference.